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                                                                     Exhibit A.3

                            CERTIFICATE OF AMENDMENT
                                       TO
                            CERTIFICATE OF FORMATION
                                       OF
                     GM ABSOLUTE RETURN STRATEGIES FUND, LLC

     Pursuant to Section 18-202 of the Delaware Limited Liability Company Act, it is hereby certified that:

     1. The name of the limited liability company (the "Company") is GM Absolute Return Strategies Fund, LLC.

     2. The Certificate of Formation of the Company, as filed with the Secretary of State of Delaware on June 13, 2001 and as corrected by a Certificate of Correction, as filed with the Secretary of State of Delaware on June 19, 2001, is hereby amended by deleting Article FIRST in its entirety and by substituting in lieu thereof the following new Article FIRST:

        "FIRST:   The name of the limited liability company (the "LLC") is:
                  GMAM Absolute Return Strategies Fund, LLC."

     3. The effective time of the amendment herein certified shall be upon the acceptance of this Certificate of Amendment by the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 21st day of November, 2002.

                                  General Motors Investment Management
                                  Corporation, Manager


                                  By:  /s/ W. Allen Reed
                                       -----------------------------------------
                                           W. Allen Reed
                                           President and Chief Executive Officer